Exhibit 99.1

Erie Indemnity Reports Third Quarter 2021 Results
Net Income per Diluted Share was $1.72 for the Quarter and $4.64 for the Nine Months of 2021

ERIE, Pa., October 28, 2021 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter and nine months ending September 30, 2021. Net income was $90.2 million, or $1.72 per diluted share, in the third quarter of 2021, compared to $89.2 million, or $1.71 per diluted share, in the third quarter of 2020. Net income was $242.8 million, or $4.64 per diluted share, in the first nine months of 2021, compared to $230.5 million, or $4.41 per diluted share, in the first nine months of 2020.

The uncertainty resulting from the COVID-19 pandemic continues to evolve and the pandemic's ultimate impact and duration remain uncertain at this time.

3Q and Nine Months 2021
(in thousands)	3Q'21	3Q'20	2021	2020
Operating income	$95,103	$96,225	$256,263	$273,105
Investment income	20,598	16,438	55,004	18,796
Interest and other expense, net	1,575	967	4,690	1,596
Income before income taxes	114,126	111,696	306,577	290,305
Income tax expense	23,903	22,480	63,759	59,786
Net income	$90,223	$89,216	$242,818	$230,519

3Q 2021 Highlights
Operating income before taxes decreased $1.1 million, or 1.2 percent, in the third quarter of 2021 compared to the third quarter of 2020.
•Management fee revenue - policy issuance and renewal services increased $20.3 million, or 4.2 percent, in the third quarter of 2021 compared to the third quarter of 2020.
•Management fee revenue - administrative services decreased $0.4 million, or 2.9 percent, in the third quarter of 2021 compared to the third quarter of 2020.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $14.9 million in the third quarter of 2021 compared to the third quarter of 2020, driven by the growth in direct and affiliated assumed written premium, primarily in lines of business that pay a higher commission rate. To a lesser extent, there was also an increase in agent incentive compensation for the third quarter of 2021 compared to the third quarter of 2020.
◦Non-commission expense increased $5.9 million in the third quarter of 2021 compared to the third quarter of 2020. Information technology costs increased $3.8 million primarily due to increased hardware and software costs as well as increased personnel costs. Sales and advertising increased $1.3 million primarily due to personnel costs. Administrative and other costs increased $0.5 million primarily driven by increased building and equipment depreciation compared to the same period in

2020. Personnel costs in all expense categories for the third quarter of 2021 were impacted by higher medical costs compared to the prior year as the COVID-19 pandemic reduced elective procedures in 2020 and higher incentive plan award accruals due to increase direct written premium growth.

Income from investments before taxes totaled $20.6 million in the third quarter of 2021 compared to $16.4 million in the third quarter of 2020. Net investment income was $18.9 million in the third quarter of 2021 compared to $10.6 million in the third quarter of 2020. Included in net investment income is $11.5 million of limited partnership earnings in the third quarter of 2021 compared to $3.6 million in the third quarter of 2020. Net realized gains on investments were $1.6 million in the third quarter of 2021 compared to $5.9 million in the third quarter of 2020.

Nine Months 2021 Highlights
Operating income before taxes decreased $16.8 million, or 6.2 percent, in the first nine months of 2021 compared to the first nine months of 2020.
•Management fee revenue - policy issuance and renewal services increased $50.8 million, or 3.6 percent, in the first nine months of 2021 compared to the first nine months of 2020.
•Management fee revenue - administrative services decreased $0.5 million, or 1.1 percent, in the first nine months of 2021 compared to the first nine months of 2020.
•Cost of operations - policy issuance and renewal services
◦Commissions increased $39.0 million in the first nine months of 2021 compared to the first nine months of 2020, driven by the growth in direct and affiliated assumed written premium, primarily in lines of business that pay a higher commission rate. To a lesser extent, there was also an increase in agent incentive compensation for the first nine months 2021 compared to the first nine months of 2020. For the nine months ended September 30, 2020, lower claims frequency and related loss expense due to the COVID-19 pandemic impacted agent compensation related to the profitability component.
◦Non-commission expense increased $26.8 million for the nine months ended September 30, 2021 compared to the same period in 2020. Underwriting and policy processing expense increased $2.6 million primarily due to increased personnel costs and underwriting report costs. Information technology costs increased $10.9 million primarily due to increased hardware and software costs and personnel costs. Administrative and other costs increased $12.6 million primarily driven by increased building and equipment depreciation, professional fees and personnel costs compared to the same period in 2020. Personnel costs in all expense categories were impacted by higher medical costs compared to the prior year as the COVID-19 pandemic reduced elective procedures in 2020 and higher incentive plan award accruals due to increase direct written premium growth.

Income from investments before taxes totaled $55.0 million in the first nine months of 2021 compared to $18.8 million in the first nine months of 2020. Net investment income was $49.6 million in the first nine months of 2021 compared to $20.4 million in the first nine months of 2020. Included in net investment income is $26.7 million of limited partnership earnings in the first nine months of 2021 and $2.4 million of limited partnership losses in the first nine months of 2020. Net realized gains on investments were $5.2 million in the first nine months of 2021 compared to $1.6 million in the first nine months of 2020.

Webcast Information
Indemnity has scheduled a pre-recorded audio broadcast on the Web for 10:00 AM ET on October 29, 2021.  Investors may access the pre-recorded audio broadcast by logging on to www.erieinsurance.com.

Erie Insurance Group
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 12th largest homeowners insurer, 13th largest automobile insurer and 13th largest commercial lines insurer in the United States based on direct premiums written.  Founded in 1925, Erie Insurance is a Fortune 500 company and the 16th largest property/casualty insurer in the United States based on total lines net premium written. Rated A+ (Superior) by A.M. Best, ERIE has more than 6 million policies in force and operates in 12 states and the District of Columbia.

News releases and more information are available on ERIE's website at www.erieinsurance.com.
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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:
•dependence upon our relationship with the Erie Insurance Exchange ("Exchange") and the management fee under the agreement with the subscribers at the Exchange;
•dependence upon our relationship with the Exchange and the growth of the Exchange, including:
◦general business and economic conditions;
◦factors affecting insurance industry competition;
◦dependence upon the independent agency system; and
◦ability to maintain our reputation for customer service;
•dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:
◦the Exchange's ability to maintain acceptable financial strength ratings;
◦factors affecting the quality and liquidity of the Exchange's investment portfolio;
◦changes in government regulation of the insurance industry;
◦litigation and regulatory actions;
◦emerging claims and coverage issues in the industry; and
◦severe weather conditions or other catastrophic losses, including terrorism;
•potential impacts of the COVID-19 pandemic on the growth and financial condition of the Exchange;
•costs of providing policy issuance and renewal services to the Exchange under the subscriber's agreement;
•ability to attract and retain talented management and employees;
•ability to ensure system availability and effectively manage technology initiatives;
•difficulties with technology or data security breaches, including cyber attacks;
•ability to maintain uninterrupted business operations;
•outcome of pending and potential litigation;
•potential impacts of the COVID-19 pandemic on our operations, the business operations of our customers and/or independent agents, or our third-party vendor operations;
•factors affecting the quality and liquidity of our investment portfolio; and
•our ability to meet liquidity needs and access capital.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.
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